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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 31, 2003

                         ASHFORD HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)

        MARYLAND                    001-31775                 86-1062192
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                        Identification Number)


             14180 Dallas Parkway, 9th Floor
                      Dallas, Texas                              75254
         (Address of principal executive offices)             (Zip code)

       Registrant's telephone number, including area code: (972) 490-9600



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 31, 2003, Ashford Hospitality Trust, Inc. (the "Company") issued a press release announcing that it will be acquiring four hotel properties from Noble Investment Group ("Noble") for approximately $33.9 million in cash. The purchase price was the result of an arms' length negotiation. The Company will use a portion of the proceeds from its initial public offering of common stock as the source of funds for the acquisition of these properties. The acquisition is expected to close in late November 2003. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Properties Acquired

          All required financial statements of the properties being acquired will be filed by amendment to this Form 8-K no later than 60 days after the date that this initial report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information

          All required pro forma financial information of the Company, taking into account the acquisition, will be filed no later than 60 days after the date that this initial report on Form 8-K must be filed.

     (c)  Exhibits

               99.4 Press Release of the Company dated October 31, 2003, announcing the acquisition of the Noble properties.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2003

                                         ASHFORD HOSPITALITY TRUST, INC.

                                         By: /s/ DAVID A. BROOKS
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                                             David A. Brooks
                                             Chief Legal Officer